SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 31, 2001

Strayer Education, Inc.

(Exact name of registrant as specified in its charter)

Maryland	000-21039	52-1975978

(State or other jurisdiction of	(Commission File	(I.R.S. Employer
incorporation or organization)	Number)	Identification No.)

1025 15th Street, N.W. Washington, D.C	20005

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (202) 408-2400
Not applicable
(Former name or former address, if changed since last report)

Item 5. Other Events.

On November 2, 2001, Strayer Education, Inc. (the “Company”) announced its Third Quarter earnings results. The November 1, 2001 Press Release is attached hereto as an exhibit and incorporated herein by reference.

The Company also announced that it would be hosting its first Annual Investor Day and Campus Tour on Wednesday, November 7, 2001 and Thursday, November 8, 2001 at the Ritz-Carlton Pentagon City. The event will include a three campus bus tour and management presentations. Any individuals wishing to attend should call Valerie Carmello at Brainerd Communicators Inc. (212)986-6667.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

99.01	Press Release dated November 1, 2001

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 1, 2001	Strayer Education, Inc. By: /s/ Mark C. Brown Mark C. Brown Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit	Description

99.01	Press Release dated November 1, 2001

4